Interactive Magic, Inc.
                  1995 Employees' Incentive Stock Option Plan
                        Class B Common Stock (Nonvoting)


1. Purpose. The purpose of the Interactive Magic, Inc., (the "Corporation") 1995 Employees' Incentive Stock Option Plan (Class B Common Stock, Nonvoting) (the "Plan") is intended as an incentive to induce key employees of the Corporation to remain in the employ of the Corporation, or of any subsidiary of the Corporation, and to encourage such employees to secure or increase on reasonable terms their stock ownership in the Corporation. The board of directors of the Corporation (the "Board") believes the Plan will promote continuity of management and increased incentive and personal interest in the Corporation's welfare by those who are primarily responsible for shaping and carrying out the long-range plans of the Corporation and securing its continued growth and financial success. It is intended that the options issued pursuant to this Plan will constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. Effective Date of the Plan. The Plan shall become effective on January 2, 1995, the date adopted by the Board.

3. Stock Subject to Plan. The stock subject to options under the Plan shall be shares of the Corporation's Class B Common Stock (Nonvoting) of the par value of $0.10 per share ("Stock"), either authorized and unissued or treasury shares. Four Million Two Hundred Fifty Thousand (4,250,000) shares of the authorized but unissued Stock of the Corporation shall be reserved for issue upon the exercise of options granted under the Plan, subject to the adjustments provided under Section 14 below; provided, however, that the number of shares of such authorized but unissued stock so reserved may from time to time be reduced to the extent that a corresponding amount of issued and outstanding stock has been purchased by the Corporation and set aside for issuance upon the exercise of the options granted under the Plan. If any options shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for further grants under the Plan. All options granted under the Plan shall be authorized by the Board and shall be evidenced by written incentive stock option agreements ("Option Agreements") in such form and containing such terms and conditions as the Board shall determine from time to time.

4. Administration. The Plan shall be administered by the Board, which shall have complete authority, in its discretion, to determine those key employees (the "Participants") to whom , and the price at which, options shall be granted; the option periods; the time or times at which the options may be exercised;
limitations upon the exercise of the options (including without limitation restrictions effective upon the death or other termination of employment of the Participant); the restrictions, if any to be imposed upon the transferability of shares acquired upon exercise of options and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Board may take into account the nature of services to be rendered by the prospective employees, and the present and potential

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contributions  of  employees  and  prospective  employees  to the success of the
Corporation and its subsidiaries, as hereinafter defined, and such other factors as the Board shall in its sole discretion deem relevant. Subject to the express provisions of the Plan, the Board shall also have complete authority to interpret the Plan and its determinations shall be conclusive.

5. Eligibility. An option may be granted under the Plan only to a key employee, as determined by the board, of the Corporation or of its present and future subsidiaries.

6. Option Price. The option price per share shall be not less than 100 percent of the fair market value, as reasonably determined by the Board, of a share of Stock on the date of the grant of such option.

7. Payment. Within five (5) business days following the date of the exercise, the Participant shall make full payment of the option price (i) in cash; (ii) in such other form as is acceptable to the Board, including without limitation tendering previously acquired shares of Stock valued at their fair market value, as determined by the Board, as of the date of exercise.

8. Date of Option Grant. An option shall be considered granted on the date the Participant enters into an Option Agreement, after the Board has acted to grant the option, or such date thereafter as the Board shall specify.

9. Term of Plan. The Board of Directors, without further approval of the stockholders may terminate the Plan at any time, but no termination shall, without the Participant's consent, alter or impair any of the rights under any option theretofore granted to a Participant under the Plan.

10. Term of Options. The term of each option shall be for such period as the Board shall determine, which in no event shall exceed ten (10) years from the date such option is granted. Each option shall be subject to earlier termination as described in Section 11.

11. Exercise of Options. Each option granted under the Plan shall be exercisable on such date or dates and during such period and for such number of shares as shall be determined by the Board and prescribed in the Option Agreement evidencing such option. An option may be exercised by providing notice and making payment as prescribed in the Option Agreement.

12. Maximum Per Participant. The aggregate fair market value, as reasonably determined by the Board, of the Stock for which a Participant may exercise incentive options under the Plan and any other plans of the Corporation or its subsidiaries during any calendar year shall not exceed $100,000 plus any "unused limit carryover" within the meaning of Section 422 of the Internal Revenue Code, as amended, or the Regulations thereunder (or such other amount as may be provided under such sections from time to time).

13. Nontransferability. Options granted under the Plan may be exercised only during the lifetime of a participant only by the participant and are not transferable other than by will or laws of decent or distribution.



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14.  Adjustment  of Number of  Shares.  In the event  that a  dividend  shall be declared upon the Stock payable in stock of the Corporation, the number of shares of Stock subject to any option and the number of shares reserved for issuance under the Plan but not yet subject to an option, shall be adjusted by adding to each such share the number of shares that would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the
Corporation  or  of  another   corporation,   whether  through   reorganization,
recapitalization,   stock   split-up,   combination   of   shares,   merger   or
consolidation, then there shall be substituted for each such share of common stock reserved for issuance pursuant to the Plan, but not yet subject to an option, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or into which each such share shall be exchanged. In the event there shall be any change, other than as specified above in this Section in the number or kind of outstanding shares of Stock or of any stock or other securities into which such Stock shall have been changed or for which it shall have been exchanged, then if the Board shall in its sole discretion determine that such change equitable requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan, but not yet covered by an option and of the shares then subject to an option or options, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan and of each Option Agreement. The option price in each Option Agreement for each share of Stock or other securities substituted or adjusted as provided for in this Section shall be determined by dividing the option price in such agreement for each share prior to such substitution or adjustment by the number of shares or fraction of a share substituted for such share or into which such share shall have been adjusted. No adjustment or substitution provided for in this Section shall require the Corporation in any Option Agreement to sell a fractional share, and the total substitution or adjustment with respect to such Option Agreement shall be limited accordingly.

15. Amendments. The Board, without further approval of the stockholders, may from time to time amend the Plan in such respects as the Board may deem advisable, provided that no amendment shall become effective without prior approval of the stockholders that would increase the maximum number of shares of Stock for which options may be granted under the Plan. No amendment shall, without the Participant's consent, alter or impair any of the rights or obligations under any option theretofore granted to a Participant under the Plan.





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